Exhibit 99.1

Media	Investors
Stephen Hagey	Christopher Oltmann
(805) 530-5817	(818) 264-4907

PennyMac Financial Services, Inc. Reports

Fourth Quarter and Full-Year 2018 Results

Westlake Village, CA, February 7, 2019 –  PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $53.0 million for the fourth quarter of 2018, on revenue of $251.2 million.  Net income attributable to PFSI common stockholders was  $38.7 million, or $0.63 per diluted share.   Book value per share increased to $21.34 from $20.67 on a pro forma basis at September 30, 20181.

Fourth Quarter 2018 Highlights

•	Pretax income was $58.3 million, down 5 percent from the prior quarter and 52 percent from the fourth quarter of 2017; diluted earnings per share of $0.63
o	Benefit from the remeasurement of tax-related items contributed $0.11 to diluted earnings per share; tax provision rate reduced to 26.9 percent from 27.4 percent
•	Production segment pretax income was $25.4 million, down 1 percent from the prior quarter and 54 percent from the fourth quarter of 2017
o	Total loan acquisitions and originations were $19.4 billion in unpaid principal balance (UPB), up 8 percent from the prior quarter and 14 percent from the fourth quarter of 2017
o

Correspondent government,  non-delegated and direct lending interest rate lock commitments  (IRLCs)  totaled $11.2 billion in UPB,  down 1 percent from the prior quarter and 5 percent from the fourth quarter of 2017

1 $20.67 is the pro forma book value per share at September 30, 2018, adjusted for the impact of PennyMac Financial Services, Inc.’s corporate reorganization completed on November 1, 2018. Reported book value per share at September 30, 2018 was $21.47.

o

Correspondent conventional and jumbo acquisition volume fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT)  of  $9.1 billion in UPB, up 21 percent from the prior quarter and 54 percent from the fourth quarter of 2017

•	Servicing segment pretax income was $29.3 million, down 13 percent from the prior quarter and 8 percent from the fourth quarter of 2017
o	Servicing segment pretax income excluding valuation-related changes was $44.5 million, up 49 percent from the prior quarter and 57 percent from the fourth quarter of 2017[2]
o	The servicing portfolio grew to $299.3 billion in UPB, up 5 percent from September 30, 2018
o	Completed $3.6 billion in UPB of previously announced bulk MSR portfolio acquisitions
•	Investment Management segment pretax income was $2.5 million, essentially unchanged from the prior quarter and up from $1.5 million in the fourth quarter of 2017
o	Net assets under management were $1.6 billion, essentially unchanged from September 30, 2018, and from December 31, 2017
•

As previously announced, the Company completed a corporate reorganization on November 1, 2018, that simplified its corporate structure and converted all equity ownership to a single class of publicly-traded common stock

Notable activity after quarter end

•	Completed the acquisition of additional bulk Ginnie Mae MSR portfolios totaling $798 million in UPB
•

Launched a Home Equity Line of Credit (HELOC) product offering to customers in our servicing portfolio, offering the opportunity to tap into the equity in their homes while keeping their existing first-mortgage interest rates

•	Launched a prime non-qualified mortgage (non-QM) loan product to our correspondent clients

2 Excludes changes in the fair value of MSRs and the ESS liability, (losses) gains on hedging which were $(67.3) million, $0.5 million, and $59.8 million, respectively, and a provision for credit losses on active loans of $(8.3) million in the fourth quarter of 2018.

Full-Year 2018 Highlights

•	Pretax income was $267.7 million; down 20 percent from the prior year
o	Diluted earnings per share of $2.59 includes a benefit of $0.20 resulting from the remeasurement of tax-related items
•	Total net revenue of $984.6 million, up 3 percent from the prior year
•	Loan production totaled $67.6 billion in UPB, a decrease of 1 percent from the prior year
•	Servicing portfolio reached $299.3 billion in UPB, up 22 percent from December 31, 2017

 “Our fourth quarter and full-year 2018 results demonstrate the strength of the balanced mortgage banking platform we have built to deliver solid performance across a variety of market conditions,” said President and CEO David Spector.  “We grew our servicing portfolio by over 20 percent in 2018 to nearly $300 billion, driven primarily by our own production activities, and continue to capture efficiencies and gain scale as the portfolio grows.  Our effective risk management and disciplined hedging activities also contributed to our solid results.  The unique execution capabilities in our production business helped drive the increases in our production volumes and market share during the quarter.”

The following table presents the contribution of PennyMac Financial’s Production, Servicing and Investment Management segments to pretax income:

	Quarter ended December 31, 2018
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total
	(in thousands)
Revenue
Net gains on mortgage loans held for sale at fair value	$36,848	$22,900	$59,748	$-	$59,748
Loan origination fees	26,165	-	26,165	-	26,165
Fulfillment fees from PMT	28,591	-	28,591	-	28,591
Net servicing fees	-	105,212	105,212	-	105,212
Management fees	-	-	-	6,559	6,559
Carried Interest from Investment Funds	-	-	-	-	-
Net interest income (expense):	-	-
Interest income	18,273	39,460	57,733	-	57,733
Interest expense	2,970	33,483	36,453	8	36,461
	15,303	5,977	21,280	(8)	21,272
Other	511	722	1,233	1,295	2,528
Total net revenue	107,418	134,811	242,229	7,846	250,075
Expenses	82,007	105,525	187,532	5,363	192,895
Income before provision for income taxes and non-segment activities	25,411	29,286	54,697	2,483	57,180
Non-segment activities(1)					1,126
Pretax income	$25,411	$29,286	$54,697	$2,483	$58,306

(1) Includes repricing of Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under a tax receivable agreement

Production Segment

Production includes the correspondent acquisition of newly originated government-insured mortgage loans for PennyMac Financial’s own account, the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels.

PennyMac Financial’s loan production activity for the quarter totaled $19.4 billion in UPB, of which $10.4 billion in UPB  was for its own account, and $9.1 billion in UPB was fee-based fulfillment activity for PMT.  Correspondent government, non-delegated and direct lending IRLCs totaled $11.2 billion in UPB.

Production segment pretax income was $25.4 million, a decrease of 1 percent from the prior quarter and a decrease of 54 percent from the fourth quarter of 2017.   Production revenue totaled

$107.4 million, an increase of 3 percent from the prior quarter and a decrease of 18 percent from the fourth quarter of 2017.

The components of net gains on mortgage loans held for sale are detailed in the following table:

	Quarter ended
	December 31, 2018	September 30, 2018	December 31, 2017
	(in thousands)
Receipt of MSRs in loan sale transactions	$141,100	$147,259	$143,904
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(1,259)	(1,157)	(1,553)
Provision for representations and warranties, net	(229)	(687)	(381)
Cash investment (1)	(46,260)	(90,199)	(69,001)
Fair value changes of pipeline, inventory and hedges	(33,604)	1,698	25,652
Net gains on mortgage loans held for sale	$59,748	$56,914	$98,621

Net gains on mortgage loans held for sale by segment:
Production	$36,848	$34,947	$68,716
Servicing	$22,900	$21,967	$29,905

(1) Includes cash hedge expense

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business.   These services include, but are not limited to:  marketing;  relationship management;  the approval of correspondent sellers and the ongoing monitoring of their performance;  reviewing loan data, documentation and appraisals to assess loan quality and risk; pricing;  hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $28.6 million in the fourth quarter, up 9 percent  from the prior quarter and 49 percent from the fourth quarter of 2017.  The quarter-over-quarter increase in  fulfillment fee revenue was driven by a  21 percent increase in acquisition volumes by PMT, partially offset by a lower weighted average fulfillment fee rate which was 32 basis points in the fourth quarter, down from 35 basis points in the third quarter.  The weighted average fulfillment fee rate in the fourth quarter reflects discretionary reductions to facilitate successful loan acquisitions by PMT.

Net interest income totaled $15.3 million which included $12.6 million in incentives which the Company is currently entitled to receive under one of its master repurchase agreements to finance mortgage loans that satisfy certain consumer relief characteristics, compared with $12.8 million in the third quarter.  The Company expects that it will cease to accrue the incentives under the repurchase agreement beginning in the second quarter of 2019.  While there can be no assurance, the Company expects that the loss of such incentives will be partially offset by an improvement in pricing margins.

Production segment expenses were $82.0 million, a 5 percent increase from the prior quarter and an 8 percent increase from the fourth quarter of 2017.  The quarter-over-quarter increase was primarily driven by production volume growth.

Servicing Segment

Servicing includes income from owned MSRs, subservicing and special servicing activities.  Servicing segment pretax income was $29.3 million compared with $33.6 million in the prior quarter and $32.0 million in the fourth quarter of 2017.   Servicing segment revenues totaled $134.8 million, down 3 percent from the prior quarter and up 5 percent from the fourth quarter of 2017.  The quarter-over-quarter decrease primarily reflects valuation-related losses, partially offset by increased servicing fees driven by a larger portfolio.

Net loan servicing fees totaled $105.2 million and included $194.4 million in servicing fees reduced by $82.3 million in realization of MSR cash flows.   Valuation-related losses totaled $6.9 million, which included MSR fair value losses of $67.3 million,  associated hedging gains of $59.8 million and changes in fair value of the excess servicing spread (ESS) liability resulting in a $0.5 million gain.  The MSR fair value losses primarily resulted from expectations for a modest increase in prepayment activity driven by the decrease in mortgage rates near quarter end.  Before January 1, 2018, PennyMac Financial carried the majority of its MSRs at the lower of amortized cost or fair value.  Beginning January 1, 2018, and prospectively, the Company accounts for all MSRs at fair value.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	December 31, 2018	September 30, 2018	December 31, 2017
	(in thousands)
Servicing fees (1)	$194,405	$174,262	$162,008
Effect of MSRs:
Amortization and realization of cash flows	(82,250)	(71,362)	(66,891)
Change in fair value and provision for/reversal of impairment of MSRs carried at lower of amortized cost or fair value	(67,277)	60,883	28,029
Change in fair value of excess servicing spread financing	526	(1,109)	4,593
Hedging gains (losses)	59,808	(52,971)	(20,837)
Total amortization, impairment and change in fair value of MSRs	(89,193)	(64,559)	(55,106)
Net loan servicing fees	$105,212	$109,703	$106,902

(1) Includes contractually-specified servicing fees

Servicing segment revenue also included $22.9 million in net gains on mortgage loans held for sale from the securitization of reperforming government-insured and guaranteed loans, compared to $22.0 million in the prior quarter and $29.9 million in the fourth quarter of 2017.   These loans were previously purchased out of Ginnie Mae securitizations as early buyout  (EBO) loans and brought back to performing status through PennyMac Financial’s successful servicing efforts, primarily with the use of loan modifications.  Net interest income totaled $6.0 million, down from $6.4 million in the prior quarter and up from net interest expense of $8.2 million in the fourth quarter of 2017.   Interest income decreased by $4.5 million from the prior quarter, primarily driven by lower interest income from EBO activities as well as a seasonal decrease in income from custodial deposits.    Interest expense decreased by $4.0 million quarter-over-quarter; interest expense was elevated in the third quarter due to an accelerated recognition of issuance costs related to MSR-backed term notes that were refinanced in that period.

Servicing segment expenses totaled $105.5 million,  essentially unchanged from the prior quarter and up 9 percent from the fourth quarter of 2017.

The total servicing portfolio reached $299.3 billion in UPB at December 31, 2018, an increase of 5 percent from September 30, 2018, and 22 percent from December 31, 2017.   Servicing portfolio growth during the quarter was driven by the Company’s loan production activities and the completion of $3.6 billion in UPB of MSR acquisitions.  Of the total servicing portfolio, prime servicing was $298.7 billion in UPB, and special servicing was $0.6 billion in UPB.  PennyMac Financial subservices and conducts special servicing for $94.7 billion in UPB, an increase of 9 percent from September 30,  2018 and 26 percent from December 31, 2017.  PennyMac Financial’s owned MSR portfolio grew to $201.1 billion in UPB, an increase of 4 percent from the prior quarter end.

The table below details PennyMac Financial’s servicing portfolio UPB:

	December 31, 2018	September 30, 2018	December 31, 2017
	(in thousands)
Loans serviced at period end:
Prime servicing:
Owned
Mortgage servicing rights
Originated	$144,296,544	$138,311,827	$119,673,403
Acquisitions	56,757,600	55,347,551	46,575,834
	201,054,144	193,659,378	166,249,237
Mortgage servicing liabilities	1,160,938	1,265,461	1,620,609
Mortgage loans held for sale	2,420,636	2,352,771	2,998,377
	204,635,718	197,277,610	170,868,223
Subserviced for Advised Entities	94,074,625	86,389,458	73,651,608
Total prime servicing	298,710,343	283,667,068	244,519,831
Special servicing:
Subserviced for Advised Entities	583,529	837,003	1,328,660
Total special servicing	583,529	837,003	1,328,660
Total loans serviced	$299,293,872	$284,504,071	$245,848,491

Mortgage loans serviced:
Owned
Mortgage servicing rights	$201,054,144	$193,659,378	$166,249,237
Mortgage servicing liabilities	1,160,938	1,265,461	1,620,609
Mortgage loans held for sale	2,420,636	2,352,771	2,998,377
	204,635,718	197,277,610	170,868,223
Subserviced	94,658,154	87,226,461	74,980,268
Total mortgage loans serviced	$299,293,872	$284,504,071	$245,848,491

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation.    Net assets under management were $1.6 billion as of December 31,  2018, essentially unchanged from September 30,  2018, and December 31, 2017.

Pretax income for the Investment Management segment was $2.5 million, in line with the prior quarter and up from $1.5 million in the fourth quarter of 2017.  Management fees, which include base management fees from PMT, increased 1 percent from the prior quarter and 10 percent from the fourth quarter of 2017.    Management fees also included incentive fees of $0.7 million based on PMT’s performance.

The following table presents a breakdown of management fees and carried interest:

	Quarter ended
	December 31, 2018	September 30, 2018	December 31, 2017
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$5,810	$5,799	$5,900
Performance incentive	749	683	-
	6,559	6,482	5,900
Investment Funds	-	(11)	88
Total management fees	6,559	6,471	5,988
Carried Interest	-	(17)	5
Total management fees and Carried Interest	$6,559	$6,454	$5,993

Net assets of Advised Entities:
PennyMac Mortgage Investment Trust	$1,566,132	$1,558,563	$1,544,585
Investment Funds	-	-	29,329
	$1,566,132	$1,558,563	$1,573,914

Investment Management segment expenses totaled $5.4 million, down 2 percent from the prior quarter and up 21 percent from the fourth quarter of 2017.  The increase from the prior year was primarily due to a change in accounting for expenses reimbursed by PMT under the Company’s management agreement with PMT.  As the result of adopting the new accounting standard for revenue recognition, beginning January 1, 2018, PennyMac Financial is required to include such expense reimbursements in its net revenue and the expenses reimbursed in its expenses.  Previously, PennyMac Financial reduced its expenses by the amount of such reimbursements.

Consolidated Expenses

Total expenses for the fourth quarter were $192.9 million, a 2 percent increase from the prior quarter and a 9 percent increase from the fourth quarter of 2017.  The quarter-over-quarter change was primarily driven by higher expenses in the Production segment due to higher volumes of activity.

***

Executive Chairman Stanford L. Kurland concluded, “PennyMac Financial is well positioned for growth in 2019 as we continue to pursue opportunities we find attractive.  We are proud of both a firm-wide effort that resulted in the Company becoming the first non-bank lender to directly offer its customers a HELOC product, and the launch of a prime non-QM loan product in our correspondent channel.  We continue to realize operational efficiencies across our enterprise, such as in our Servicing business as our investments in technology and portfolio growth add to greater efficiency and scale driving improved operating profits.  We remain focused on further development of our direct lending channels and building out our product menu to provide mortgage solutions that meet our customers’ evolving financial needs.  Our scale, platform and ability to adapt to a changing market environment are the reasons why we expect to be a beneficiary of market consolidation and to continue delivering strong financial performance in the future.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Standard Time) on Thursday,  February 7,  2019.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market.  Additional information about PennyMac Financial Services, Inc. is available at www.ir.pennymacfinancial.com.

This  press release contains forward-looking statements within  the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding  management’s beliefs, estimates, projections, the recently completed corporate reorganization, the expected benefits and market and financial impact of the reorganization and assumptions with  respect to, among other  things, the Company’s  financial results, future  operations, business plans and  investment strategies,  as well as  industry and market conditions, all of which are subject to  change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are  generally intended to identify forward-looking statements. Actual results and operations for any future  period may  vary  materially from those projected herein  and from past  results discussed herein. Factors which could cause actual results  to differ materially  from historical results or those anticipated include, but are not limited to:  the continually changing federal, state  and local laws and  regulations  applicable to  the highly regulated industry in  which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations  applicable  to our businesses; the  mortgage  lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these  regulations; our dependence on  U.S. government‑sponsored entities  and changes in their current roles or  their guarantees or guidelines; changes to  government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions  applicable  to  the Company’s businesses, to  which our bank competitors  are not subject; foreclosure delays  and changes  in foreclosure  practices; certain banking regulations that may limit our business activities; changes in  macroeconomic and U.S. real estate  market conditions; difficulties inherent  in  growing loan production volume; difficulties  inherent  in adjusting the size of our operations to reflect changes  in business  levels; purchase  opportunities  for mortgage  servicing rights and our success in  winning bids; changes  in prevailing interest  rates; increases in  loan delinquencies  and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a  significant source of financing for, and revenue  related to, our mortgage banking business; any required additional capital and liquidity to support business growth  that may not be available  on acceptable terms, if at all; our obligation to indemnify third‑party purchasers or  repurchase  loans if loans that we  originate, acquire, service or assist  in the fulfillment of, fail to  meet certain criteria  or characteristics or under other circumstances; our obligation to indemnify PMT if its services fail to  meet certain  criteria or characteristics or under other circumstances; decreases in the returns on the assets that we  select and manage  for our clients, and our resulting management and incentive  fees;  the extensive amount of  regulation applicable  to our investment management segment; conflicts  of interest in  allocating our services  and investment opportunities  among us and our advised entities;  the effect of public  opinion on our reputation; our recent growth; our ability to effectively identify,  manage, monitor and mitigate  financial  risks; our initiation of new business  activities or investment strategies or expansion of existing business activities or investment strategies; our ability to detect misconduct and fraud; our ability to  mitigate cybersecurity risks and cyber incidents; our exposure to risks of loss with real estate investments resulting from adverse weather conditions and man-made or natural disasters; and our organizational structure and certain requirements in our charter documents.  You should  not place undue reliance on any forward-  looking statement and should consider all of the uncertainties  and  risks described above, as well as those more  fully discussed in reports and other documents  filed by the Company with  the Securities and Exchange Commission from time  to  time.  The Company undertakes no obligation  to publicly update or revise any forward-looking statements  or any other information contained herein, and the statements  made  in  this  press  release  are current as of  the date  of this release only.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31, 2018	September 30, 2018	December 31, 2017
	(in thousands, except share amounts)
ASSETS
Cash	$155,289	$102,627	$37,725
Short-term investments at fair value	117,824	145,476	170,080
Mortgage loans held for sale at fair value	2,521,647	2,416,955	3,099,103
Assets purchased from PennyMac Mortgage Investment Trust under agreements to resell pledged to creditors	131,025	133,128	144,128
Derivative assets	96,347	73,618	78,179
Servicing advances, net	313,197	259,609	318,066
Investment in PennyMac Mortgage Investment Trust at fair value	1,397	1,518	1,205
Mortgage servicing rights	2,820,612	2,785,964	2,119,588
Real estate acquired in settlement of loans	2,250	2,493	2,447
Furniture, fixtures, equipment and building improvements, net	33,374	31,662	29,453
Capitalized software, net	39,748	36,484	25,729
Receivable from PennyMac Mortgage Investment Trust	33,464	27,467	27,119
Loans eligible for repurchase	1,102,840	889,335	1,208,195
Other	109,559	86,194	107,076
Total assets	$7,478,573	$6,992,530	$7,368,093

LIABILITIES
Assets sold under agreements to repurchase	$1,933,859	$1,739,638	$2,381,538
Mortgage loan participation and sale agreements	532,251	524,667	527,395
Notes payable	1,292,291	1,291,847	891,505
Obligations under capital lease	6,605	9,630	20,971
Excess servicing spread financing payable to PennyMac Mortgage Investment Trust at fair value	216,110	223,275	236,534
Derivative liabilities	3,064	12,693	5,796
Mortgage servicing liabilities at fair value	8,681	9,769	14,120
Accounts payable and accrued expenses	156,212	140,363	109,143
Payable to PennyMac Mortgage Investment Trust	104,631	91,818	136,998
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	46,537	47,605	44,011
Income taxes payable	400,546	74,158	52,160
Liability for loans eligible for repurchase	1,102,840	889,335	1,208,195
Liability for losses under representations and warranties	21,155	21,022	20,053
Total liabilities	5,824,782	5,075,820	5,648,419

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding, 77,480,172 , 25,195,436, and 23,529970 shares, respectively	8	3	2
Class B common stock—authorized 1,000 shares of $0.0001 par value; issued and outstanding, 0, 45 and 46 shares, respectively	-	-	-
Additional paid-in capital	1,310,648	236,457	204,103
Retained earnings	343,135	304,386	265,306
Total stockholders' equity attributable to PennyMac Financial Services, Inc. common stockholders	1,653,791	540,846	469,411
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	-	1,375,864	1,250,263
Total stockholders' equity	1,653,791	1,916,710	1,719,674
Total liabilities and stockholders’ equity	$7,478,573	$6,992,530	$7,368,093

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	December31, 2018	September30, 2018	December31, 2017
	(in thousands, except earnings per share)
Revenue
Net mortgage loan servicing fees:
Mortgage loan servicing fees
From non-affiliates	$163,565	$147,182	$130,617
From PennyMac Mortgage Investment Trust	11,524	10,071	11,077
From Investment Funds	-	-	6
Ancillary and other fees	19,316	17,009	20,308
	194,405	174,262	162,008
Amortization, impairment and change in estimated fair value of mortgage servicing rights and excess servicing spread financing	(89,193)	(64,559)	(55,106)
Net mortgage loan servicing fees	105,212	109,703	106,902
Net gains on mortgage loans held for sale at fair value	59,748	56,914	98,621
Mortgage loan origination fees	26,165	26,485	30,267
Fulfillment fees from PennyMac Mortgage Investment Trust	28,591	26,256	19,175
Net interest income:
Interest income	57,733	60,964	39,905
Interest expense	36,461	38,775	35,677
	21,272	22,189	4,228
Management fees, net:
From PennyMac Mortgage Investment Trust	6,559	6,482	5,900
From Investment Funds	-	(11)	88
	6,559	6,471	5,988
Carried Interest from Investment Funds	-	(17)	5
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	(87)	129	(63)
Results of real estate acquired in settlement of loans	410	194	(43)
Revaluation of payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	1,126	-	32,940
Other	2,205	2,605	614
Total net revenue	251,201	250,929	298,634
Expenses
Compensation	99,353	103,364	97,097
Servicing	41,518	40,797	41,183
Technology	15,056	15,273	13,993
Loan origination	12,936	7,203	5,599
Professional services	9,173	7,117	4,868
Occupancy and equipment	7,151	7,117	5,675
Marketing	1,553	2,275	2,524
Other	6,155	6,086	5,922
Total expenses	192,895	189,232	176,861
Income before provision for (benefit from) income taxes	58,306	61,697	121,773
Provision for (benefit from) income taxes	5,346	5,545	(2,125)
Net income	52,960	56,152	123,898
Less: Net income attributable to noncontrolling interest	14,211	41,663	61,580
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$38,749	$14,489	$62,318

Earnings per share
Basic	$0.65	$0.58	$2.67
Diluted	$0.63	$0.57	$2.44
Weighted-average common shares outstanding
Basic	59,876	25,125	23,354
Diluted	61,468	78,913	25,565

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Year ended December 31,
	2018	2017	2016
	(in thousands, except earnings per share)
Revenues
Net mortgage loan servicing fees:
Mortgage loan servicing fees:
From non-affiliates	$585,101	$475,848	$385,633
From PennyMac Mortgage Investment Trust	42,045	43,064	50,615
From Investment Funds	3	1,461	2,583
Ancillary and other fees	64,133	58,924	46,910
	691,282	579,297	485,741
Amortization, impairment and change in fair value of mortgage servicing rights and excess servicing spread	(245,889)	(273,238)	(300,275)
Net mortgage loan servicing fees	445,393	306,059	185,466
Net gains on mortgage loans held for sale at fair value:	249,022	391,804	531,780
Mortgage loan origination fees:	101,641	119,202	125,534
Fulfillment fees from PennyMac Mortgage Investment Trust	81,350	80,359	86,465
Net interest income (expense):
Interest income	216,416	143,179	81,127
Interest expense	144,597	144,520	106,206
	71,819	(1,341)	(25,079)
Management fees, net:
From PennyMac Mortgage Investment Trust	24,465	22,584	20,657
From Investment Funds	4	1,001	2,089
	24,469	23,585	22,746
Carried Interest from Investment Funds	(365)	(1,040)	980
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	332	118	224
Results of real estate acquired in settlement of loans	589	94	(82)
Revaluation of payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	1,126	32,940	551
Other	9,253	3,683	3,302
Total net revenues	984,629	955,463	931,887
Expenses
Compensation	403,270	358,721	342,153
Servicing	137,104	117,696	85,857
Technology	60,103	52,013	35,322
Professional services	27,615	17,845	18,078
Loan origination	27,398	20,429	22,528
Occupancy and equipment	27,152	22,615	17,140
Marketing	8,207	9,118	5,264
Other	26,083	21,117	22,462
Total expenses	716,932	619,554	548,804
Income before provision for income taxes	267,697	335,909	383,083
Provision for income taxes	23,254	24,387	46,103
Net income	244,443	311,522	336,980
Less: Net income attributable to noncontrolling interest	156,749	210,765	270,901
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$87,694	$100,757	$66,079

Earnings per share
Basic	$2.62	$4.34	$2.98
Diluted	$2.59	$4.03	$2.94
Weighted average shares outstanding
Basic	33,524	23,199	22,161
Diluted	35,322	24,999	76,629